Exhibit 15.1

Awareness of Independent Registered

Public Accounting Firm

We are aware that our report dated May 7, 2013, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, is incorporated by reference on Form S-8 (No. 333-            ). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that act.

/S/ BKD, LLP

Little Rock, Arkansas

May 14, 2013